As filed with the Securities and Exchange Commission on February 24, 2009
Registration No. 333-147306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

Delaware		77-0319159
(State of other jurisdiction of incorporation or organization)		(I.R.S. Employee Identification Number)
__________________________

3420 Central Expressway Santa Clara, California 95051 (408) 731-5000
__________________________
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)
__________________________
John F. (Rick) Runkel, Esq. Executive Vice President and General Counsel Affymetrix, Inc. 3420 Central Expressway Santa Clara, California 95051 (408) 731-5000
__________________________
(Name and address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Copy to:
William M. Kelly, Esq. Sarah K. Solum, Esq. 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale of the securities to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box .   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐  ______

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This is Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-147306) (the “Registration Statement”) of Affymetrix, Inc. (the “Registrant”), which Registration Statement was automatically effective when filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2007. The Registration Statement registered an indeterminate amount of Senior Convertible Notes due 2038 and Common Stock, par value $.01 per share (collectively, the “Securities”), of the Registrant, to be offered at indeterminate prices. Pursuant to the Registration Statement, $316.25 million principal amount of 3.50% Senior Convertible Notes due 2038 was offered and sold to the public.

This Post-Effective Amendment No. 1 is being filed with the Commission to remove from registration upon this filing all Securities not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 24, 2009.

AFFYMETRIX, INC.

By:	/s/ John C. Batty
John C. Batty
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Director, President and Chief Executive Officer (Principal Executive Officer)	February 24, 2009
Kevin M. King
*	Founder and Executive Chairman of the Board	February 24, 2009
Stephen P.A. Fodor, Ph.D.
*	Director	February 24, 2009
Paul Berg, Ph.D.
*	Director	February 24, 2009
Susan Desmond-Hellmann, M.D
*	Director	February 24, 2009
John D. Diekman, Ph.D.
*	Director	February 24, 2009
Robert H. Trice, Ph.D.
*	Director	February 24, 2009
Robert P. Wayman
*	Director	February 24, 2009
John A. Young

(*)	By:	/s/ John C. Batty
John C. Batty
Attorney-in-Fact, pursuant to the power of attorney filed as part of this Registration Statement on November 13, 2007